Execution Version

Exhibit 10.3

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”), is entered into as of June 21, 2022, by and between the undersigned stockholder (“Stockholder”) of OCEAN BIO-CHEM, INC., a Florida corporation (the “Company”), and ONEWATER MARINE INC., a Delaware corporation (“Parent”).

RECITALS

WHEREAS, concurrently with or following the execution of this Agreement, the Company, Parent, and OBCMS, Inc., a Florida corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), have entered, or will enter, into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger (the “Merger”) of Merger Sub and the Company pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement;

WHEREAS, in order to induce Parent to enter into the Merger Agreement, Stockholder is willing to make certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the shares of Company Common Stock Beneficially Owned (defined below) by Stockholder and set forth below Stockholder’s signature on the signature page hereto (the “Original Shares” and, together with any additional shares of Company Common Stock pursuant to Section 5 hereof, the “Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that Stockholder, and Stockholder has agreed to, execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.          Representations of Stockholder. Stockholder represents and warrants to Parent that:

(a)          Ownership of Shares. Stockholder: (i) is the Beneficial Owner of, and has good and marketable title to, all of the Original Shares free and clear of any proxy, voting restriction, adverse claim, or other Liens, other than those created by this Agreement or under applicable federal or state securities laws; and (ii) has the sole voting and sole disposition power over all of the Original Shares. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which Stockholder is a party relating to the pledge, disposition, or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares. For purposes of this Agreement, (i) “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance); (ii) “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities; and (iii) “Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.

Execution Version
(b)          Disclosure of All Shares Owned. Stockholder does not Beneficially Own any shares of Company Common Stock other than: (i) the Original Shares; and (ii) the Company Stock Options set forth on the signature page of this Agreement.

(c)          Power and Authority; Binding Agreement. Stockholder has full power and authority and legal capacity to enter into, execute, and deliver this Agreement and to perform fully Stockholder’s obligations hereunder (including the proxy described in Section 2(b) below)). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid, and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(d)          No Conflict. The execution and delivery of this Agreement by Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law applicable to Stockholder or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Lien on any of the Shares pursuant to, any agreement or other instrument or obligation including organizational documents binding upon Stockholder or any of the Shares.

(e)          No Consents. No consent, approval, Order, or authorization of, or registration, declaration, or filing with, any Governmental Authority or any other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement. No consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement.

(f)          No Litigation. There is no Legal Action pending against, or, to the knowledge of Stockholder, threatened against or affecting, Stockholder that could reasonably be expected to materially impair or materially adversely affect the ability of Stockholder to perform Stockholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.

2.          Agreement to Vote Shares; Irrevocable Proxy.

(a)          Agreement to Vote and Approve. Stockholder irrevocably and unconditionally agrees during the term of this Agreement, at any annual or special meeting of the Company called with respect to the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of the Company stockholders with respect to any of the following matters (including, without limitation, the Stockholder Written Consent), to vote or cause the holder of record to vote the Shares: (i) in favor of (1) the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement, and (2) any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the Merger; and (ii) against (1) any Takeover Proposal (including a Superior Proposal), Company Acquisition Agreement, or any of the transactions contemplated thereby, (2) any action, proposal, transaction, or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Merger Agreement or of Stockholder under this Agreement, and (3) any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the Merger or the fulfillment of Parent’s, the Company’s, or Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company Charter Documents).

Execution Version
(b)          Irrevocable Proxy. Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), its proxies and attorneys-in-fact, with full power of substitution and re-substitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 2(a). This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death, or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

3.          No Voting Trusts or Other Arrangement. Stockholder agrees that during the term of this Agreement Stockholder will not, and will not permit any entity under Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares, or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Parent.

4.          Transfer and Encumbrance. Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge, convey any legal or Beneficial Ownership interest in or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law, or otherwise), or encumber (“Transfer”) any of the Shares or enter into any Contract, option, or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 4 shall be null and void. This Section 4 shall not prohibit a Transfer of the Shares by Stockholder to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or upon the death of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

5.          Additional Shares. Stockholder agrees that all shares of Company Common Stock that Stockholder purchases, acquires the right to vote, or otherwise acquires Beneficial Ownership of, but excluding shares of Company Common Stock underlying unexercised Company Stock Options, after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement and shall constitute Shares for all purposes of this Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares, or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “Shares” for all purposes of this Agreement.

6.          Waiver of Appraisal and Dissenters’ Rights. To the extent permitted by Law, Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent in connection with the Merger that Stockholder may have by virtue of ownership of the Shares.

Execution Version
 7.          Termination. This Agreement shall terminate upon the earliest to occur of (the “Expiration Time”): (a) the Effective Time; (b) the date on which the Merger Agreement is terminated in accordance with its terms; (c) the termination of this Agreement by mutual written consent of the parties hereto; or (d) any amendment or modification of, or waiver under, the Merger Agreement, in each case without the prior written consent of Stockholder, in a manner that (i) reduces or imposes any restriction on the right of Stockholder to receive the Merger Consideration, or (ii) reduces the amount or changes the form of the Merger Consideration. Nothing in this Section 7 shall relieve or otherwise limit the liability of any party for any intentional breach of this Agreement prior to such termination.

8.          No Solicitation. Subject to Section 9, Stockholder shall not and shall use it reasonable best efforts to cause its Affiliates’ and  Representatives not to: (a) directly or indirectly solicit, seek, initiate, knowingly encourage, or knowingly facilitate any inquiries regarding, or the making of, any submission or announcement of a proposal or offer that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (b) directly or indirectly engage in, continue, or otherwise participate in any discussions or negotiations regarding, or furnish or afford access to any other Person any information in connection with or for the purpose of encouraging or facilitating, any proposal or offer that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (c) enter into any agreement, agreement in principle, letter of intent, memorandum of understanding, or similar arrangement with respect to a Takeover Proposal; (d) solicit proxies with respect to a Takeover Proposal (other than the Merger and the Merger Agreement) or otherwise encourage or assist any Person in taking or planning any action that could reasonably be expected to compete with, restrain, or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; or (e) initiate a stockholders’ vote or action by written consent of the Company’s stockholders with respect to a Takeover Proposal.

9.          No Agreement as Director or Officer. Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company or any of its Subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in Stockholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict Stockholder from exercising Stockholder’s fiduciary duties as an officer or director to the Company or its stockholders.

10.          Further Assurances. Stockholder agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as Parent may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

11.          Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

Execution Version
12.          Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at Law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at Law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at Law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party’s seeking or obtaining such equitable relief.

13.          Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

14.          Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or: (a) when delivered by hand (providing proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the addresses set forth on the signature page hereto (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14).

15.          Miscellaneous.

 (a)          Governing Law. This Agreement, and all Legal Actions (whether based on contract, tort, or statute) arising out of or relating to, or in connection with this Agreement or the actions of any of the parties in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(b)          Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Legal Action, in in any state or federal court within the State of Delaware. Each of the parties hereto agrees that service of process or other papers in connection with any such Legal Action in the manner provided for notices in Section 14 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 15(b); (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise); and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action, or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action, or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Execution Version
 (c)          Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15(C).

(d)          Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated.

(e)          Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(f)          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(g)          Section Headings. All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h)          Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that Parent may assign its or their rights and obligations hereunder to any Person (including a Lender or Debt Financing Source) for collateral assignment purposes. No assignment shall relieve the assigning party of any of its obligations hereunder. Any assignment contrary to the provisions of this Section 15(h) shall be null and void.

(i)          No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.

[SIGNATURE PAGE FOLLOWS]

Execution Version
IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

PARENT:

ONEWATER MARINE INC.,
a Delaware corporation

By:	/s/ Jack Ezzell
Name:	Jack Ezzell
Title:	Chief Financial Officer

Notice Address:

OneWater Marine Inc.
6275 Lanier Islands Parkway
Buford, Georgia 30518
Attention:	Jack Ezzell
Jeff Huntley
Email:

with a copy (which shall not constitute notice) to:

Butler Snow LLP
1020 Highland Colony Parkway
Suite 1400
Ridgeland, Mississippi 39158-6010
Attention:	Robert B. Harwell; Jim Lawless
Email:

Vinson & Elkins LLP
845 Texas Avenue
Suite 4700
Houston, TX 77002
Attention:	Stephen M. Gill
Katherine Terrell Frank
Email:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]
 [Signature Page to Support Agreement (Project Ocean)]

Execution Version
STOCKHOLDER:

PETER DORNAU FAMILY LLC

By:	/s/ Peter G. Dornau
Name:	Peter G. Dornau
Title:	Managing Member

Number of Shares of Company Common Stock
Beneficially Owned as of the date of this Agreement: 4,537,628

Number of Company Stock Options Beneficially Owned as of the date of this Agreement: 0

Notice Address:

_________________________
_________________________
Email:	_________________________

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103-2921
Attention:
Email:

 [Signature Page to Support Agreement (Project Ocean)]